Exhibit 99.1
For further information, contact:
Ashley M. Ammon
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Corporation Announces Filing Delay
PORTLAND, Oregon, November 6, 2006 — TRM Corporation (NASDAQ: TRMM) today announced that it will delay filing its Form 10-Q for the third quarter of fiscal 2006. The Company requires additional time to file its Form 10-Q in order to complete the preparation of its financial statements. In particular, the Company has determined that its goodwill and certain other long-lived assets are impaired, and it is still in the process of determining the amount of that impairment. The Company intends to file its quarterly report on Form 10-Q for the quarter ended September 30, 2006 within the time period specified by Rule 12b-25(b)(2)(ii) of the Securities Exchange Act of 1934, as amended.
Additionally, TRM Corporation expects to host a conference call the week of November 13, 2006 to set forth the Company’s restructuring strategy, as well as to discuss financial results for the third quarter. The Company will announce dial-in information for this call shortly.
About TRM
TRM Corporation is a global consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base is widespread, with retailers throughout the United States and an extensive network of ATM and copier units worldwide. TRM has the second largest non-bank ATM network in the United States and the United Kingdom, as well as ATM locations throughout Canada, Northern Ireland and Germany.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our planned growth. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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